                           FORM OF AMENDED SCHEDULE A
            TO THE INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT
                                    BETWEEN
      SCHWAB CAPITAL TRUST AND CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

Fund                                                                        Effective Date
----                                                                        --------------
Schwab International Index Fund - Investor Shares                           July 21, 1993
Schwab International Index Fund - Select Shares                             April 30, 1997
Schwab Small-Cap Index Fund - Investor Shares                               October 14, 1993
Schwab Small-Cap Index Fund - Select Shares                                 April 30, 1997
Schwab MarketTrack Growth Portfolio (formerly known as Schwab Asset         September 25, 1995
Director-High Growth Fund)
Schwab MarketTrack Balanced Portfolio (formerly known as Schwab Asset       September 25, 1995
Director-Balanced Growth Fund)
Schwab MarketTrack Conservative Portfolio (formerly known as Schwab Asset   September 25, 1995
Director-Conservative Growth Fund)
Schwab S&P 500 Fund - e.Shares                                              February 28, 1996
Schwab S&P 500 Fund - Investor Shares                                       February 28, 1996
Schwab S&P 500 Fund - Select Shares                                         April 30, 1997
Schwab Analytics Fund                                                       May 21, 1996
Schwab MarketManager International Portfolio (formerly known as Schwab      September 2, 1996
OneSource Portfolios-International)
Schwab MarketManager Growth Portfolio (formerly known as Schwab OneSource   October 13, 1996
Portfolios-Growth Allocation)
Schwab MarketManager Balanced Portfolio (formerly known as Schwab           October 13, 1996
OneSource Portfolios-Balanced Allocation)
Schwab MarketManager Small Cap Portfolio (formerly known as Schwab          August 3, 1997
OneSource Portfolios-Small Company)
Schwab Market Track All Equity Portfolio (formerly known as Schwab Asset    April 16, 1998
Director-Aggressive Growth Fund)
Institutional Select S&P 500 Fund                                           October 28, 1998
Institutional Select Large Cap-Value Index Fund                             October 28, 1998
Institutional Select Small-Cap Value Index Fund                             October 28, 1998
Schwab Total Stock Market Index Fund - Investor Shares                      April 15, 1999
Schwab Total Stock Market Index Fund - Select Shares                        April 15, 1999

                                   SCHWAB CAPITAL TRUST

                                   By:          ______________________________
                                   Name:        William J. Klipp
                                   Title:       Executive Vice President and
                                                Chief Operating Officer

                                   CHARLES SCHWAB INVESTMENT
                                   MANAGEMENT, INC.

                                   By:          _______________________________
                                   Name:        Stephen B. Ward
                                   Title:       Senior Vice President and
                                                Chief Investment Officer

                               FORM OF SCHEDULE B
             TO THE INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT
                                     BETWEEN
       SCHWAB CAPITAL TRUST AND CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.


                              ADVISORY FEE SCHEDULE

THE FEES LISTED BELOW ARE FOR SERVICES PROVIDED UNDER THIS AGREEMENT AND ARE TO
                 BE ACCRUED DAILY AND PAID MONTHLY IN ARREARS:


Fund                                Fee
----                                ---

Schwab International Index Fund     Seventy one-hundredths of one percent
                                    (0.70%) of the Fund's average daily net
                                    assets not in excess of $300,000,000 and sixty one-hundredths of one percent (0.60%)
                                    of such assets over $300,000,000

Schwab Small-Cap Index Fund         Fifty one-hundredths of one percent (0.50%)
                                    of the Fund's average daily net assets not in excess of $300,000,000 and forty-five one-hundredths of one percent (0.45%) of such assets over $300,000,000

Schwab MarketTrack Growth           Fifty four-one-hundredths of one percent
Portfolio (formerly known as        (0.54%) of the Fund's average daily net
Schwab Asset Director-High          assets not in excess of $500 million, and
Growth Fund)                        forty nine-one hundredths of one percent
                                    (0.49%) of such net assets over $500 million

Schwab MarketTrack Balanced         Fifty four-one-hundredths of one percent
Portfolio (formerly known as        (0.54%) of the Fund's average daily net
Schwab Asset Director-              assets not in excess of $500 million, and
Balanced Growth Fund)               forty nine-one-hundredths of one percent
                                    (0.49%) of such net assets over $500 million

Schwab MarketTrack Conservative     Fifty four-one-hundredths of one percent
Portfolio (formerly known as        (0.54%) of the Fund's average daily net
Schwab Asset Director-              assets not in excess of $500 Fund) million,
Conservative Growth Fund)           and forty nine-one-hundredths of one percent
                                    (0.49%) of such net assets over $500 million

Schwab S&P 500 Fund                 Thirty-six one-hundredths of one percent
                                    (0.36%) of the Fund's average daily net
                                    assets not in excess of $1 billion;
                                    thirty-three one hundredths of one percent
                                    (0.33%) of such net assets over $1 billion, but not more than $2 billion; and thirty-one one hundredths of one percent (0.31%) of such net assets over $2 billion.

Fund                                Fee
----                                ---

Schwab Analtics Fund                Fifty four-one-hundredths of one percent
                                    (0.54%) of the Fund's average daily net
                                    assets not in excess of $500 million, and forty nine-one-hundredths of one percent
                                    (0.49%) of such net assets over $500 million

Schwab MarketManager International  Fifty four-one-hundredths of one percent
Portfolio (formerly known as        (0.54%) of the Fund's average daily net
Schwab OneSource Portfolios-        assets not in excess of $500 million, and
International)                      forty nine-one-hundredths of one percent
                                    (0.49%) of such net assets over $500 million

Schwab MarketManager Growth         Fifty four-one-hundredths of one percent
Portfolio (formerly known as        (0.54%) of the Fund's average daily net
Schwab OneSource Portfolios-        assets not in excess of $500 million, and
Growth Allocation)                  forty nine-one-hundredths of one percent
                                    (0.49%) of such net assets over $500 million

Schwab MarketManager Balanced       Fifty four one-hundredths of one percent
Portfolio (formerly known as        (0.54%) of the Fund's average daily net
Schwab OneSource Portfolios-        assets not in excess of $500 Allocation)
Balanced Allocation)                million, and forty nine-one-hundredths of
                                    one percent (0.49%) of such net assets over $500 million

Schwab MarketManager Small Cap      Fifty four one-hundredths of one percent
Portfolio (formerly known as        (0.54%) of the Fund's average daily net
Schwab OneSource Portfolios-        assets not in excess of $500 million, and
Small Company)                      forty nine-one-hundredths of one percent
                                    (0.49%) of such net assets over $500 million

Schwab Market Track All Equity      Fifty four-one-hundredths of one percent
Portfolio (formerly known as        (0.54%) of the Fund's average daily net
Schwab Asset Director-              assets not in excess of $500 million, and
Aggressive Growth Fund)             forty nine-one-hundredths of one percent
                                    (0.49%) of such net assets over $500 million

Institutional Select S&P 500 Fund   Twenty one hundredths of one percent (0.20%)
                                    of the Fund's average daily net assets not in excess of $1 billion; and eighteen one hundredths of one percent (0.18%) of such net assets over $1 billion.

Institutional Select Large-Cap      Twenty one hundredths of one percent (0.20%)
Value Index Fund                    of the Fund's average daily net assets not
                                    in excess of $1 billion; and eighteen one hundredths of one percent (0.18%) of such net assets over $1 billion.

Institutional Select Small-Cap      Twenty-five one hundredths of one percent
Value Index Fund                    (0.25%) of the Fund's average daily net
                                    assets not in excess of $1 billion; and
                                    twenty-three one hundredths of one percent
                                    (0.23%) of such net assets over $1 billion.

Fund                                Fee
----                                ---

Schwab Total Stock Market           Thirty one hundredths of one percent (0.30%)
Index Fund                          of the Fund's average daily net assets not
                                    in excess of $500 million; and twenty-two one hundredths of one percent (0.22%) of such net assets over $500 million.


                              SCHWAB CAPITAL TRUST


                         By:          _______________________
                         Name:        William J. Klipp
                         Title:       Executive Vice
                                      President and Chief Operating Officer


                         CHARLES SCHWAB INVESTMENT
                         MANAGEMENT, INC.


                         By:          _______________________
                         Name:        Stephen B. Ward
                         Title:       Senior Vice President and
                                      Chief Investment Officer